UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

NuVasive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2020, NuVasive, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the appointment of Matthew K. Harbaugh as the Company’s Executive Vice President, Chief Financial Officer. In the Press Release, the Company also announced that Rajesh J. Asarpota would be transitioning from the Company. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On December 27, 2019, the Board of Directors of the Company approved the hiring and appointment of Mr. Harbaugh, effective as of January 1, 2020, as the Company’s Executive Vice President, Chief Financial Officer, and designated Mr. Harbaugh as the Company’s principal financial officer and principal accounting officer for purposes of the rules and regulations of the Securities and Exchange Commission.

Mr. Harbaugh, age 49, most recently served as an executive at Mallinckrodt plc, a global specialty pharmaceutical products company. From May 2018 to September 2019, he served as the President of Mallinckrodt’s Specialty Generics business, and from July 2013 to December 2018, he served as Mallinckrodt’s Executive Vice President and Chief Financial Officer. Mr. Harbaugh previously held a variety of financial management positions at Covidien Pharmaceuticals, which was spun-off from Covidien plc as Mallinckrodt plc in July 2013. Mr. Harbaugh joined Covidien in 2007 and served in several finance and leadership roles, including as Chief Financial Officer and Interim President of Covidien Pharmaceuticals. Prior to joining Covidien, Mr. Harbaugh was a Lead Finance Executive with Cerberus Capital Management, L.P., a New York-based private equity firm, from April 2007 until August 2007. Prior to that Mr. Harbaugh worked nearly ten years for Monsanto Company, where he held various roles in investor relations and finance. Mr. Harbaugh earned a Bachelor of Science in Business Administration from St. Louis University in St. Louis, MO and an Executive M.B.A from the Kellogg School of Management at Northwestern University in Chicago, IL.

On December 27, 2019, the Company entered into a letter agreement with Mr. Harbaugh with respect to his employment, compensation and benefits as Executive Vice President, Chief Financial Officer. Mr. Harbaugh’s initial base salary is $525,000 annually, and he will be eligible to receive an annual bonus payment for 2020 at a target level of $472,500 (90% of base salary). Mr. Harbaugh received a one-time long-term incentive (“LTI”) award, granted on January 2, 2020, comprised of restricted stock units (“RSUs”) with an aggregate grant date value of $100,000 and subject to cliff vesting on January 1, 2023. Mr. Harbaugh will also be eligible for an annual LTI award, to be granted in connection with the Company’s annual LTI award program for 2020, with a grant date target value of $1,600,000. This award is expected to be comprised of RSUs, performance stock units and performance cash awards, consistent with the annual LTI awards for other Company executives, and subject to cliff vesting on the third anniversary of the date of grant. Mr. Harbaugh will also be eligible for other health, welfare, relocation and financial benefits provided to Company executives, including participation in the Company’s Amended and Restated Executive Severance Plan.

The Company also entered into its standard form of Change in Control Agreement with Mr. Harbaugh, as well as its standard form of Indemnification Agreement, on January 1, 2020. In consideration for entering into the Change in Control Agreement, Mr. Harbaugh also entered into a Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement, pursuant to which he agreed to certain restrictive covenants for a period of two years following termination of employment, including non-competition and non-solicitation restrictions.

There is no arrangement or understanding with any other person pursuant to which Mr. Harbaugh was appointed as Executive Vice President, Chief Financial Officer, and there are no family relationships between Mr. Harbaugh and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Harbaugh that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Harbaugh as Executive Vice President, Chief Financial Officer, Mr. Asarpota ceased to be an officer of the Company as of December 31, 2019. Mr. Asarpota agreed to remain with the Company in an advisory role through May 1, 2020 (the “Termination Date”) to assist with the transition of responsibilities and entered into a letter agreement, dated December 31, 2019, with the Company with respect thereto. Through the Termination Date, Mr. Asarpota will continue to be paid salary at his current rate and remain eligible for all company health, welfare and other benefits, including a bonus payment with respect to his service as Chief Financial Officer during the year ended December 31, 2019. Following the Termination Date, in accordance with the Company’s Amended and Restated Executive Severance Plan, Mr. Asarpota will be eligible to receive, in exchange for a general release of claims against the Company, the payment of (i) 12 months of annual base salary, (ii) a pro-rated annual performance bonus for the year ended December 31, 2020, payable in March 2021 at the lesser of target or actual performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services. Mr. Asarpota also agreed to provide consulting services to the Company for a period of four months following the Termination Date. Mr. Asarpota and the Company entered into a general consulting and services agreement, dated December 31, 2019, pursuant to which Mr. Asarpota agreed to provide consulting services for the period May 2, 2020 through September 2, 2020, for which he will receive monthly compensation of $1,000 and continued vesting of his outstanding LTI awards during such period.

Item 7.01	Regulation FD Disclosure.

In the Press Release issued on January 2, 2020, the Company also reaffirmed its annual financial guidance for the full-year 2019. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K pursuant to Item 7.01 (Regulation FD Disclosure) and the Exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by NuVasive, Inc. on January 2, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuVasive, Inc.

Date: January 2, 2020	/s/ Nathaniel B. Sisitsky
Nathaniel B. Sisitsky
Senior Vice President and General Counsel